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        RELIANCE STANDARD LIFE INSURANCE COMPANY OF TEXAS

                  CONSOLIDATED SURPLUS DEBENTURE


$58,000,000                                      December 1, 1996

          FOR VALUE RECEIVED and subject to the terms, conditions, restrictions, and limitations contained herein, Reliance Standard Life Insurance Company of Texas, a Texas life insurance company ("RSL Texas"), promises to pay Delphi Financial Group, Inc., a Delaware corporation ("Delphi"), the principal amount of $58,000,000 upon the schedule provided for herein, together with interest on the unpaid balance thereof at the rate provided for herein.

          Interest will accrue on the outstanding principal amount of this Surplus Debenture at an interest rate equal to nine and one-half percent (9-1/2%) per annum (the "Rate"), and shall be computed for the actual number of days elapsed on the basis of a 365-day year. Interest on this Surplus Debenture will be payable on March 1, June 1, September 1, and December 1 of each year (each such date being referred to herein as a "Payment Date"), commencing March 1, 1997.

          The outstanding principal amount of this Surplus
Debenture will be payable in accordance with the following schedule:

          1997:  $3,750,000 on each Payment Date

          1998:  $4,250,000 on each Payment Date

          1999:  $6,500,000 on each Payment Date

          Both principal of and interest on this Surplus Debenture will be due and payable at the offices of Delphi or at such other address as may be specified in writing by the holder hereof.

          1.   On or before each Payment Date, the Surplus of RSL
Texas (as hereinafter defined) will be calculated as of the most recent date practicable (each such date being hereinafter referred to as a "Calculation Date").

          2. On each Payment Date, RSL Texas will pay to Delphi the lesser of (a) the amount of accrued but unpaid interest on the unpaid principal balance of this Surplus Debenture or (b) the amount by which the Surplus of RSL Texas exceeds $500,000 (the "Surplus Floor") as of the immediately preceding Calculation Date.

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          3.   If, on any Payment Date, the Surplus of RSL Texas as
of the immediately preceding Calculation Date does not exceed the Surplus Floor by an amount sufficient to pay all interest hereon then due under paragraph 2(a), the interest which is due but not paid shall be payable thereafter at such time or from time to time as the Surplus of RSL Texas exceeds the Surplus Floor.

          4. On each Payment Date, RSL Texas will pay to Delphi the lesser of (a) the applicable principal installment amount provided for in the schedule set forth above or (b) the amount by which the Surplus of RSL Texas exceeds the Surplus Floor as of the immediately preceding Calculation Date.

          5. If, on any Payment Date, the Surplus of RSL Texas as of the immediately preceding Calculation Date does not exceed the Surplus Floor by an amount sufficient to pay the entire installment of principal hereof then due under paragraph 4(a), the remaining unpaid portion of such principal installment (together with interest thereon, which shall accrue at the Rate) shall be payable thereafter at such time or from time to time as the Surplus of RSL Texas exceeds the Surplus Floor.

          6. For purposes of this Surplus Debenture, the term "Surplus of RSL Texas" shall mean, as of any Calculation Date, the remainder obtained after subtracting the carrying value of the insurance subsidiaries of RSL Texas (after reducing such carrying value by the amount of any dividends or distributions paid or made by such subsidiaries to RSL Texas after such Calculation Date but prior to the immediately succeeding Payment Date), from the sum of the following:

     (a) "aggregate write-ins for other than special surplus funds" of RSL Texas;

     (b)  "surplus notes" of RSL Texas;

     (c)  "gross paid in and contributed surplus" of RSL Texas;

     (d)  "aggregate write-ins for special surplus funds" of RSL
          Texas;

     (e)  "unassigned funds (surplus)" of RSL Texas;

     (f) any amounts required to be carried as liabilities with respect to outstanding surplus debentures issued by RSL
          Texas; and

     (g) any similar item or entry of RSL Texas having the same effect as any of items (a) through (f) of this paragraph 6.

The items listed in clauses (a) through (g) of this paragraph 6 will be calculated in accordance with accounting practices required or permitted from time to time by the Texas Department of Insurance.

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          7.   The obligation of RSL Texas to pay this Surplus
Debenture will not otherwise be or constitute a liability of RSL Texas or a claim against any of its assets except in the event of liquidation of RSL Texas, and in no event will this Surplus Debenture be considered or treated as a current or fixed liability or obligation of RSL Texas except to the extent required by the Texas insurance laws or regulations.

          8. In the event of the liquidation of RSL Texas, this Surplus Debenture will become immediately due and payable and will be superior to and in preference of the rights and claims of the shareholders of RSL Texas; provided, however, that to the extent required by applicable law, all obligations, rights and claims hereunder are expressly subordinated to the claims of (a) policyholders, insureds and beneficiaries under insurance contracts or policies issued by RSL Texas, and (b) a supervisor, conservator or receiver of RSL Texas appointed by the Commissioner of Insurance of the State of Texas.

          9. All payments made hereunder will be credited first to accrued but unpaid interest hereon, if any, and the balance of such payment will be credited to the principal amount hereof.

          10. Nothing contained herein shall be construed as prohibiting RSL Texas from merging or consolidating with any other corporation or from selling or reinsuring any part of its business, or from acquiring all of any part of the assets of any other corporation. In the event that RSL Texas consolidates or merges into another corporation or transfers all or substantially all of its assets to any other corporation, the corporation into which RSL Texas is consolidated or merged or to which the assets of RSL Texas are transferred will assume the liability of RSL Texas hereunder.

          11. By acceptance and as a part of the consideration for the issuance hereof, Delphi expressly acknowledges that it has been informed and has knowledge that this Surplus Debenture has not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and that RSL Texas has issued this Surplus Debenture pursuant to exemptions from registration available under such acts or laws. Delphi further expressly acknowledges and agrees that it is acquiring this Surplus Debenture for investment purposes and not with a view toward a public distribution hereof and that this Surplus Debenture may not be sold or otherwise transferred in the absence of an effective registration statement with respect hereto or an exemption from registration under the Securities Act of 1933, as amended, or any other applicable securities laws.

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          12.  If this Surplus Debenture is collected through
judicial proceedings, RSL Texas agrees, subject to the conditions and restrictions contained herein, to pay all reasonable legal fees and disbursements incurred by the holder hereof (whether Delphi, any pledgee of Delphi or any successor of either) in connection with such collection.

          13. This Surplus Debenture may be prepaid at any time or from time to time without premium or penalty to the extent that the Surplus of RSL Texas exceeds the Surplus Floor on the Calculation Date immediately preceding the date of any proposed prepayment. Prepayments of this Surplus Debenture will be applied to the principal installments hereof in the inverse order of their maturity.

          14. Pursuant to 28 Tex. Admin. Code Sec. 7.7(e), RSL Texas will not make any repayment of principal or payment of interest hereunder which does not comply with the payment schedule provided for in this Surplus Debenture unless it has given written notice thereof to the Texas Commissioner of Insurance at least 15 days before the date scheduled for such repayment or payment.

          15. No recourse shall be had for the payment of the principal of, or the interest on, this Surplus Debenture, or any claims based hereon or otherwise in respect hereof, against any incorporator, stockholder, officer, employee or director, past, present or future, of RSL Texas, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          16. This Surplus Debenture will be governed by and construed in accordance with the laws of the State of Texas
(without regard to principles of conflicts of laws embodied therein).

          17.  This Surplus Debenture will be binding upon RSL
Texas and its successors and assigns.

          18. This Surplus Debenture is executed and delivered in replacement of, and shall supercede, Surplus Debentures No. 001 and 002, issued by RSL Texas (then known as Coronado Life Insurance Company) to Delphi (then known as RSL Holding Company, Inc.) on November 6, 1987.

                              RELIANCE STANDARD LIFE INSURANCE
                              COMPANY OF TEXAS


                              By:   /s/ CHARLES P. O'BRIEN
                                    -------------------------
                                    Charles P. O'Brien
                                    President and
                                    Chief Executive Officer